                                                                    EXHIBIT 11.1

                                                      WEIGHTED AVERAGE SHARES OUTSTANDING
                                                                 PERIODS ENDED
                                  ---------------------------------------------------------------------------
                                                    DECEMBER 31,                            JUNE 30,
                                  ------------------------------------------------  -------------------------
       DATE         TOTAL SHARES    1993        1994        1995          1996         1996          1997
------------------  ------------  ---------  ----------  -----------  ------------  -----------  ------------
4/20/93...........    3,000,000   3,000,000   3,000,000    3,000,000     3,000,000    3,000,000     3,000,000
1/20/94...........    9,000,000               8,506,850    9,000,000     9,000,000    9,000,000     9,000,000
3/16/95...........      307,680                              243,067       307,680      307,680       307,680
1/12/96...........      968,649                                            929,903      968,649       968,649
2/13/96...........      751,650                                            661,452      751,650       751,650
4/11/96...........       75,000                                             53,250       31,500        75,000
4/11/96...........      450,000                                            319,500      189,000       450,000
4/15/96...........      117,078                                             83,125       49,173       117,078
4/15/96...........      300,000                                            213,000      126,000       300,000
4/15/96...........    3,000,000                                          2,130,000    1,260,000     3,000,000
5/15/96...........      900,000                                            567,000      225,000       900,000
5/15/96...........      300,000                                            189,000       75,000       300,000
6/15/96...........       75,000                                             40,500        6,000        75,000
7/15/96...........       24,000                                             11,040                     24,000
7/15/96...........       75,825                                             34,880                     75,825
8/15/96...........      360,000                                            135,000                    360,000
9/15/96...........       21,567                                              6,254                     21,567
1/2/97............      300,000                                                                       300,000
2/10/97...........   (1,160,691)                                                                     (870,518)
Cheap stock.......    3,000,000   3,000,000   3,000,000    3,000,000     3,000,000    3,000,000     3,000,000
Cheap stock
  options(1)......                1,245,892   1,245,892    1,245,892     1,245,892    1,245,892     1,245,892
                    ------------  ---------  ----------  -----------  ------------  -----------  ------------
  Total...........   21,865,758   7,245,892  15,752,742   16,488,959    21,927,476   20,235,544    23,401,823
                    ------------  ---------  ----------  -----------  ------------  -----------  ------------
                    ------------  ---------  ----------  -----------  ------------  -----------  ------------
  Net Loss........                $(188,000) $ (874,000) $(4,319,101) $(10,358,697) $(7,211,564) $(19,994,169)
                                             ----------  -----------  ------------  -----------  ------------
                                             ----------  -----------  ------------  -----------  ------------
  Net Loss Per
    Share.........                $   (0.03) $    (0.06) $     (0.26) $      (0.47) $     (0.36) $      (0.86)
                                             ----------  -----------  ------------  -----------  ------------
                                             ----------  -----------  ------------  -----------  ------------

------------------------------

(1) Calculated using the treasury stock method.